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                                                                  Exhibit (1)(i)



                                                                  April 30, 1999



Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167

Chase Securities Inc.
270 Park Avenue
New York, New York 10017

Credit Suisse First Boston Corporation
11 Madison Avenue
New York, New York 10018

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated
World Financial Center
North Tower
New York, New York 10281-1310

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260

Salomon Smith Barney Inc.
7 World Trade Center
New York, New York 10048

Gentlemen:

                  Reference is hereby made to the Distribution Agreement, dated April 11, 1994, as amended as of May 1, 1995, September 13, 1995, January 17, 1997, October 8, 1997 and April 9, 1998 (the "Distribution Agreement"), between MBNA Corporation, a Maryland corporation("MBNA"), and you. The parties to the Distribution Agreement hereby acknowledge that a

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                                                                               2
Registration Statement of MBNA on Form S-3 (No. 333-74919) relating to $2,500,000,000 aggregate principal amount of debt securities, preferred stock, depositary shares representing preferred stock, common stock, warrants, stock purchase contracts and stock purchase units (the "Second Registration Statement"), which Second Registration Statement also constitutes Post-Effective Amendment No. 1 to MBNA's Registration Statement on Form S-3 (No. 333-47179)
(the "First Registration Statement"; the "First Registration Statement" and the "Second Registration Statement" are herein collectively referred as the "Registration Statement"), was declared effective by the Securities and Exchange Commission on April 7, 1999. The parties to the Distribution Agreement hereby further acknowledge that the Treasury Committee of the Board of Directors of MBNA, in connection with the Registration Statement, adopted on January 15, 1999 a resolution (the "Resolution") that authorized the issuance of Senior Medium-Term Notes, Series E and Subordinated Medium-Term Notes, Series E under the Registration Statement which may be issued from time to time pursuant to the Distribution Agreement. A copy of the Resolution is enclosed.

                  In order to implement the Resolution, the parties hereby agree that (i) the Distribution Agreement be amended so that all references contained therein to Senior Medium-Term Notes be deemed to also be references to Senior Medium-Term Notes, Series E and all references contained therein to Subordinated Medium-Term Notes be deemed to also be references to Subordinated Medium-Term Notes, Series E and (ii) all references in the Distribution Agreement to "$2,250,000,000" shall be changed to "$2,500,000,000."
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     Please confirm your agreement to this amendment by signing and returning the enclosed copy of this letter.

                                MBNA CORPORATION

                                    /s/ Vernon H.C. Wright
                                By: _______________________________
                                    Name:  Vernon H.C. Wright
                                    Title: Executive Vice President

Agreed to and accepted this
30th day of April, 1999.

LEHMAN BROTHERS INC.


    /s/ James W. Merli
By: __________________________________


BEAR, STEARNS & CO. INC.


    /s/ Timothy A. O'Neill
By: __________________________________


CHASE SECURITIES INC.


    /s/ Therese M. Esperdy
By: __________________________________


CREDIT SUISSE FIRST BOSTON CORPORATION


    /s/ Julie Keogh
By: __________________________________


GOLDMAN, SACHS & CO.


    /s/ Goldman, Sachs & Co.
By: __________________________________
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MERRILL LYNCH, PIERCE, FENNER &
  SMITH INCORPORATED


By: /s/ Scott G. Primrose
    __________________________________


J.P. MORGAN SECURITIES INC.


By: /s/ Geoffrey B. Fitzgerald
    __________________________________


SALOMON SMITH BARNEY INC.


By: /s/ Suni P. Harford
    __________________________________